Exhibit 5.1

[ON LETTERHEAD]

April 29, 2010

Board of Directors
Community West Bancshares
445 Pine Avenue
Goleta, California 93117

Re:           Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Community West Bancshares, a California corporation (the “Company”), in connection with the offering by the Company to its shareholders of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase 9% Convertible Subordinated Debentures due 2010 (the “Debentures”) of the Company (the “Rights Offering “).  We have also acted as counsel to the Company in connection with the offer and sale of the principal amount of Debentures not purchased by shareholders in the Rights Offering  to all shareholders and to the public alike ( the “Public Offering”).  The Debentures will be issued in principal denominations of $1,000 or an integral multiple thereof.  The Debentures are not convertible into shares of the Company’s no par value common stock  (the “Common Stock”) in the hands of any holder that would be required to obtain approval of the Company’s federal banking regulators to acquire control of the Company or its bank subsidiary, Community West Bank, N.A. (the “Bank”), if the shares of Common Stock issuable upon conversion of the Debenture (the “Debenture Shares”), together with all shares of Common Stock beneficially owned by such holder and all shares of Common Stock issuable upon conversion or exercise of any security exercisable for or convertible into the Company’s Common Stock, including options and warrants, would result in such holder being deemed to control the Company or the Bank under applicable federal and state banking laws and regulations.

The Company has filed a Registration Statement on Form S-1 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) to effect the registration under the Securities Act of 1933, as amended (the “Act”), of the Rights, the Debentures, and the Debenture Shares. The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to the shareholders of the Company in connection with the Rights Offering and to potential investors in the Public Offering. The Rights, the Debentures and the Debenture Shares are collectively referred to herein as the “Securities.”

Board of Directors
Community West Bancshares
April 29, 2010

We have reviewed the Registration Statement and the corporate proceedings of the Company with respect to the authorization of the issuance of the Securities.  We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact as we have deemed necessary or advisable for purposes of our opinion.  In our examination, we have assumed, without verification, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, and the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies.

Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein.  In rendering the opinion set forth below, we do not express any opinion concerning law other than the corporate law of the State of California.

For purposes of this opinion, we have assumed that, prior to the issuance of any Securities, the Registration Statement, as finally amended, will have become effective under the Act.

Based upon and subject to the foregoing, it is our opinion that:

(i)  the Rights, when issued in the manner described in the Registration Statement, will be validly issued and will constitute valid and legally binding obligations of the Company, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and similar laws affecting the rights of creditors generally, and by general principles of equity;

(ii)     the Debentures, when issued and sold in the manner described in the Registration Statement, will be the legally binding obligation of the Company; and

(iii)    the Debenture Shares, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus which is part of the Registration Statement.  In giving such consent, we do not hereby admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

This opinion replaces and supersedes our opinion relating to the matters discussed herein, dated March 30, 2010, as subsequently amended and replaced by our opinion dated April 16, 2010.

Very truly yours,

/s/ HORGAN, ROSEN, BECKHAM & COREN, L.L.P.

HORGAN, ROSEN, BECKHAM & COREN, L.L.P.